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                           WIRELESS TELECOM GROUP INC.

                                         E. 64 Midland Avenue  Paramus, NJ 07652
                                        Tel. (201) 261-8797   Fax (201) 261-8339

                     WTT FINALIZES ASSET SALE AND ACQUISTION

                                                                   NEWS RELEASE
                                                                   ------------

Contact: Reed DuBow
      (201) 261-8797

For Immediate Release
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Thursday March 11, 1999

          Paramus, New Jersey - Wireless Telecom Group, Inc. (AMEX Symbol: WTT) announced today that it has completed the asset sale of its wireless and satellite test equipment business to Telecom Analysis Systems, Inc. (TAS), a wholly owned subsidiary of Bowthorpe plc. The sale is for a cash consideration of approximately $19 million. In addition WTT further strengthened its position in its core business of electronic noise generation by acquiring two new products from TAS for $2.5 million.

"We are pleased that the transaction is completed and look forward to focusing on our core business, noise generators, which has historically been very profitable. The cash received from the sale should also enable us to develop new products and actively pursue acquisitions to augment our existing business. We expect our continuing business to be profitable and remain so in the foreseeable future," stated Edward Garcia, Chairman and CEO.

          Wireless Telecom Group, Inc. is a globalleader of noise generators used in the telecommunications field.

     Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1997 and Forms 10-Q filled during fiscal 1998.